                                                                  Exhibit 10.15

                               CUSTOMER AGREEMENT

                                      FOR

             WHOLESALE AND VIRTUAL ISP INTEGRATED SOLUTIONS DIAL-UP
                            INTERNET ACCESS SERVICES

This AGREEMENT (the "Agreement") is made and entered into as of the date of signature of the last party sign (the "Effective Date"), by and between Cable & Wireless USA, Inc., a District of Columbia corporation with its principal place of business at 8219 Leesburg Pike, Vienna, Virginia, 22182 ("C&W USA") and FreeiNetworks, Inc. a Washington corporation with offices at 909 S. 33 W Street Federal Way, WA 98003 ("Customer") (each being referred to individually as a "Party" and together as the "Parties").

Whereas, C&W USA provides certain Internet services including Internet access, transport, interconnection, web hosting, support, and other related services;

WHEREAS, Customer desires to purchase from C&W USA and to offer or resell to subscribers and other end users ("End Users") certain of C&W USA's Internet services ("Service") as defined herein, for which Customer will act as the Internet Service Provider ("ISP") to End Users in accordance with the terms set out herein;

NOW THEREFORE, in consideration of the mutual promises set forth below, the Parties hereby agree as follows:

1. DEFINITIONS:

(a) "Customer", as used herein, means a sole proprietorship, partnership, corporation, or other legal entity that incurs usage charges for the Service (as defined herein) for its own use or who pays or bears the primary obligation to pay such charges on behalf of one or more End Users contracting with Customer for the Services as resold by the Customer, in Customer's capacity s an Internet Service Provider ("ISP").

(b) "End User", as used herein, means a user to whom the Service is made available by Customer and may include an individual, a corporation, or a legal entity who incurs usage charges to the Customer for the Service.

(c) "C&W USA", as used herein, means Cable & Wireless USA Inc.

[*] Confidential Treatment Requested

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(d)  "Service", as used herein, means the Internet services provided by C&W USA to Customer as set forth in Exhibit B attached hereto.

2.   SERVICE:

2.1  C&W USA INTERNET SERVICES:

     C&W USA will provide to Customer for resale or reprovisioning to End Users analog or digital access to the Internet as follows and as described in Exhibit B, according to Customer's agreed pricing and service level.

          a. TRAFFIC HANDLING. . C&W USA will provide Internet transport of IP packets, including store and forward, routing, and recovery, to Customer and its End Users using the same equipment, error handling, redundancy, routing efficiencies, and otherwise in the same manner as C&W USA handles C&W USA's customers Internet traffic, except as otherwise provided herein.

          b. TRAFFIC DELIVERY. C&W USA will deliver Customer's Internet traffic transiting C&W USA's Internet facilities ("C&W USA Network") based on Internet Protocol (IP) addressing. C&W USA IS NOT RESPONSIBLE FOR TRANSMISSION OF CUSTOMER TRAFFIC BEYOND C&W USA NETWORK.

          c. SERVICE LIMITATIONS. Customer hereby acknowledges that the Services are subject to certain conditions generally beyond the control of C&W USA, including the type and condition of the equipment (personal computer, modem, etc.) of Customer and/or End Users. The Service may be temporarily unavailable or limited because of capacity limitations and may be temporarily interrupted or curtailed due to equipment modifications, upgrades, relocations, repairs, and similar activities necessary for the proper operation of the Service.

     2.2 CUSTOMER RESPONSIBILITIES.

         2.2.1 GENERAL OBLIGATIONS. Customer hereby agrees to: (I) Notify C&W USA within 24 hours of any changes in account status for any End User, including addition of a new End User and termination of an End User account if and only if Customer is purchasing Virtual ISP Integrated Dial-up Internet Access Services; (ii) Remit to C&W USA all payments within thirty (30) days of the date of invoices for Service provided by C&W USA according to the terms set forth herein and in Exhibit B hereto; (iii) Provide notice of any disputed item contained in an invoice received from C&W USA for prompt resolution; (iv) Notify C&W USA promptly of any perceived degradation in the Service and cooperate with C&W USA to thee fullest possible in order to determine the cause of and


                                       2
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               resolve any such degradation; (v) Comply fully with all
               applicable federal, state, and local laws, regulations, and ordinances relating to the Service to be provided hereunder and the resale of the Service to the End Users, and (vi) Otherwise comply with the terms and conditions as set forth herein.

         2.2.2 CUSTOMER REPRESENTATIVE. Customer will provide a single point of contact for administrating of this Agreement. Customer shall cooperate with C&W USA in the performance and delivery of the Service hereunder.

         2.2.3 CUSTOMER EQUIPMENT. Customer shall be responsible to provide for the proper installation, operation, and maintenance of Customer's equipment used in connection with the Service, and Customer shall ensure that such equipment is technically and operationally compatible with the Service and in compliance with applicable Federal Communications Commission rules and regulations.

         2.2.4 END USER TERMS AND CONDITIONS. Customer warrants that it will require each End User to agree in writing to comply with and Customer shall cause each End User to so comply with terms substantially similar to the terms and conditions identified in Exhibit C attached hereto.

         2.2.5 ACCEPTABLE USAGE OF DIAL-UP ACCOUNTS: Customer will let End
               Users use dial-up accounts solely on an active "dial-up" basis, and in no way on a standby or inactive basis in order to maintain a connection. A dial-up account may be used for World Wide Web browsing, reading or posting to Usenet (see Section 11 below) newsgroups, sending, receiving and reading electronic mail and transferring files via the file transfer protocol. Automated processes may not be used such as checking e-mail or pinging the host to maintain a constant connection. Without limitation of the foregoing, Customer and End Users shall abide by the provisions regarding usage set forth in Section 11 of this Agreement and in Exhibits B and C attached hereto.

3.       PRICE:

         Customer shall pay to C&W USA the charges associated with the rate plan selected in accordance with Exhibit A attached hereto, including, but not limited to, applicable taxes and toll-free number charges. If service access is not provided via a local telephone number, Customer will also be responsible for toll or other charges.


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Notwithstanding anything to the contrary herein, C&W USA may upon advance written notice adjust its rates or charges or impose additional rates and charges in order to recover amounts it may be required by governmental or quasi-governmental authorities to collect from or pay to others to support statutory or regulatory programs during the term of this Agreement (e.g., the "Universal Service Fund").

4.       PAYMENT:

         C&W USA shall bill Customer as described herein for all applicable charges on a monthly basis. Amounts not paid within 30 days after the date of the invoice are past due. A 1-1/2% per month late fee shall be assessed to Customer on all past due amounts . Prices do not include applicable taxes, for which Customer is responsible. At C&W USA's request, Customer shall post a bond in a form and amount acceptable to C&W USA, or provide a security deposit to assure payment.

5.       TERM AND TERMINATION:

         This Agreement becomes effective as of its Effective Date and shall remain in effect for the period indicated in Exhibit A attached hereto or until terminated as provided herein. This Agreement shall continue in effect for successive consecutive additional terms as provided in Exhibit A following the initial Term until either Party gives the other party notice of termination at least thirty (30) days prior to the expiration of the then-current term. In the event Customer terminates this Agreement, then without limitation to any other remedy C&W USA may have, Customer will pay to C&W USA upon discontinuance of the Service the termination charge set forth on Exhibit A.

6.       END USER COMPLIANCE ASSURANCE

         C&W USA reserves the right to review, either randomly or periodically or any combination thereof, End User-provide Content, including webpages, to confirm End User compliance with the terms of this Agreement using reasonable commercial and technical means available, in C&W USA's sole discretion.

7.       ACCESS:

         Service access will be provided via a local telephone number where coverage is available. C&W USA is not responsible for any toll or other fee or charge. The Service may be remotely accessed via a toll-free number at an additional charge to be agreed upon by the parties.

8.       CREDIT:

         There shall be no credits, reductions, or setoff against the charges for Service for downtime or interruption of Service unless such Service interruption exceeds 24 consecutive hours in duration. C&W USA shall provide Customer with a credit equal to


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1/30 of the recurring monthly charge for Service for each twenty-four hour period from the tie of notice of interruption until Service restoration, provided Customer notifies C&W USA of the Service interruptions. No adjustments shall be made by accumulating periods of non-continuous interruption . A credit allowance will not be given for mistakes, omissions, interruptions, delays, errors, defects or curtailments in the Service caused by the negligence or willful act of Customer or others, or mistakes, omissions, interruptions, delays, errors or defects caused by failure of equipment or of Service as described in Section 2.

9.       LIMITATION OF LIABILITY

          9.1 SERVICE. C&W USA SHALL NOT BE LIABLE FOR OMISSIONS, INTERRUPTIONS, DELAYS, ERRORS, DEFECTS OR CURTAILMENTS IN THE SERVICE INTERRUPTIONS CAUSED BY FAILURE OF EQUIPMENT OR SERVICES NOT PROVIDED BY C&W USA, FAILURE OF COMMUNICATIONS, POWER OUTAGES, OR OTHER INTERRUPTION NOT WITHIN THE COMPLETE CONTROL OF C&W USA, NOR SHALL C&W USA BE LIABLE FOR PERFORMANCE DEFICIENCIES CAUSED OR CREATED BY CUSTOMER'S OR END USERS' EQUIPMENT.

          9.2 CONTENT. C&W USA SHALL HAVE NO LIABILITY TO CUSTOMER, END USERS, OR OTHER THIRD PARTIES WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES ARISING OUT OF ANY CONTENT TRANSMITTED UNDER THE TERMS OF THIS AGREEMENT. CUSTOMER HEREBY RELEASES C&W USA FROM LIABILITY ARISING FROM ANY CONTENT ACCESSED VIA THE SERVICE.

          9.3 FORCE MAJEURE: C&W USA's performance under this Agreement shall be excused in case of labor difficulties, governmental orders, civil commotions, acts of god, or other conditions or circumstances beyond its reasonable control.

          9.4 EQUIPMENT: C&W USA shall not be liable if changes in operation, procedures, or services require modification or alteration of Customer's or End User's equipment, render the same obsolete or otherwise affect its performance.

          9.5 IN NO EVENT SHALL C&W USA BE LIABLE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, LOSS OF BUSINESS OR BUSINESS OPPORTUNITY, LOSS OF USE,


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               ETC. THE LIABILITY OF C&W USA FOR ACTUAL PROVEN DAMAGES FOR ANY
               CAUSE WHATSOEVER, INCLUDING BUT NOT LIMITED TO ANY FAILURE OF OR DISRUPTION OF SERVICES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, INCLUDING NEGLIGENCE, SHALL BE LIMITED TO AN AMOUNT EQUIVALENT TO CHARGES PAYABLE BY CUSTOMER UNDER THIS AGREEMENT FOR THE SERVICE DURING THE PERIOD SUCH DAMAGES OCCUR.

          9.6 NO WARRANTIES. EXCEPT AS SET FORTH IN THIS AGREEMENT, C&W USA MAKES NO WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, CONCERNING THE SERVICE, AND EXPRESSLY DISCLAIMS WARRANTIES OF FITNESS FOR A PARTICULAR USE OR PURPOSE, THE WARRANTY OF MERCHANTABILITY AND ANY OTHER WARRANTY IMPLIED BY LAW.

          9.7 CONTENT, ACCURACY OF INFORMATION: C&W USA and its affiliates, along with any parties from whom C&W USA obtains network services, exercise no control whatsoever over the content of the information passing through C&W USA's network. C&W USA makes no warranties of any kind, whether express or implied, for the content of the information passing through its network. Use of an information obtained via the C&W USA network is at Customer's and its End Users' own risk or the risk of their affiliates. C&W USA specifically denies any responsibility for the accuracy or quality of information obtained through its Service.

          9.8 OFFENSIVE AND/OR HARMFUL INFORMATION: The Internet hosts some material deemed unfit for viewing and reading by minors under the age of 18. Some sites contain information both in text and graphical formats that Customer and/or End Users may consider obscene and/or harmful. Customer and/or End Users agree to not hold C&W USA responsible for sites and postings that could be considered obscene, lewd, offensive, and/or harmful. Customers are responsible for their own monitoring and viewing habits and their End Users, including minors. C&W USA does not block, filter or screen postings or sites on the Internet in whole or in part.

10.      INDEMNIFICATION

          10.1 GENERAL. Customer shall protect, indemnify, and hold harmless C&W USA and its officers, directors, employees, agents and third party suppliers along with any parties from whom C&W USA obtains network services from and against any loss, cost, claim, liability, damage, or expense (including reasonable attorneys' fees) to third parties, relating to or arising from: (i) the use of the Service by Customer, End User, or any of their personnel, whether or not Customer or End User has knowledge of or has authorized such access or use, including, without limitation, claims for libel, slander, invasion of privacy, infringement of copyright, patent infringement (where Customer or End User has used, connected, or combined the Service with the products or services of others), negligence, or tortuous behavior, (ii) Content including, without limitation, any claims arising out of Content, that damage another party or that violate t he law and/or (iii) arising out of injury or death to persons, damage to property, Customer's breach of any of the terms of this Agreement, or customer's misrepresentation, fraud, or negligence with respect to any End User. Customer acknowledges and agrees that C&W USA shall have no obligation to Customer, End User, or any member of Customer's organization other than as expressly set forth in this Agreement.

          10.2 CUSTOMER INTELLECTUAL PROPERTY. Customer represents an warrants that it or End User owns or has a license to use all copyrights, licenses, trademarks, service marks, patents, and intellectual property rights for all elements of its content transmitted or made available over the Internet through the use of the Service, and that there is no geographic restriction on Customer or End User use of any of these intellectual property elements. Customer specifically grants C&W USA the worldwide right to transmit, download, copy or cache all such intellectual property elements necessary for C&W USA to provide the Service. Customer agrees to defend and/or handle at its own expense any claim or action against C&W USA or any of its affiliated entities for actual or alleged infringement of any US or International intellectual or industrial property right, including, without imitation, trademarks, service marks, patents, copyrights, misappropriation of trade secrets or any similar proprietary rights arising out of Customer's or End User's Content or particular use of he Service.

          10.3 C&W USA INTELLECTUAL PROPERTY. C&W USA shall, at its own expense, defend any suit or claim instituted against Customer and indemnify Customer against any award of damages and costs entered against Customer by a final judgment of a court of competent jurisdiction in any such suit insofar as the same is based on a claim that the C&W USA-furnished equipment and/or the C&W USA services constitute an infringement of any United States patent, copyright, trademark or similar proprietary right of a third party; provided that Customer gives C&W USA prompt written notice of the institution of such suit or the assertion of such claim and permits C&W USA to defend the same and gives C&W USA all reasonably available information and assistance and authority to enable C&W USA to do so. C&W USA shall have control of the defense of any such suit, including appeals and all negotiations thereof, including the right to effect settlement or compromise. At any time during the course of any such litigation, or if in C&W USA's opinion the C&W USA-furnished equipment and/or the C&W USA services are likely to become the subject of such a clam or suit, C&W USA shall have the following options: (i) procure for Customer, at C&W USA's expense, the right to continue using the C&W USA-furnished equipment and/or the C&W USA services; (ii) replace or modify the C&W USA-furnished equipment and/or the C&W USA services, at C&W USA's expense, so that it become non-infringing; (iii) grant to Customer an interruption credit, as described elsewhere in this Agreement, for the period during which the C&W USA-furnished equipment and/or the C&W USA services are unavailable to Customer; (iv) discontinue providing and release Customer from any further obligations for the C&W USA-furnished equipment and/or the C&W USA services. C&W USA shall have no liability to Customer if the infringement is based upon the use of the C&W USA-furnished equipment or the C&W USA services with any service, equipment or software not made or furnished by C&W USA. The foregoing states the entire liability of C&W USA with respect to infringement of patents, copyrights, trademarks or similar proprietary rights of a third party by the C&W USA-furnished equipment and/or the C&W USA services and any resulting unavailability of such services and/or equipment.

11.      USE OF SERVICE:

         11.1 ACCEPTABLE USE POLICY: Customer agrees to abide and cause End Users to abide by the terms of C&W USA Internet Acceptable Use Policy, which is set forth at HTTP://WWW.CWUSA.COM/INTERNET_AUP.HTM.


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

          11.2 EXPORT COMPLIANCE. Customer further agrees to comply and cause End Users to comply with U.S. export laws concerning the transmission of technical data and other regulated materials via the Services.

12.      DEFAULT

          12.1 In the event Customer fails to comply with any term of this Agreement, including, without limitation, failure to make timely payment of any amount due C&W USA or failure to comply with the restrictions on use of Service set forth in Section 11, Customer shall be in Default ("Default") of this Agreement. In the event of a non-payment Default, C&W USA shall provide notification to Customer of default ("Notice of Default"). Except for a payment Default or a Default involving a violation of C&W USA's Acceptable Use Policy, C&W USA shall continue to provide Service to Customer, for a period of 90 days commencing with Notice of Default to Customer. Except as otherwise provided in this Section, Customer shall be afforded the opportunity to cure the Default or to migrate its End Users to another Internet service other than that provided by C&W USA during this 90-day period. If at the end of the 90-day period Customer has not cured the Default to the satisfaction of C&W USA, C&W USA shall in its sole discretion, and without limiting its remedies or incurring any liability to Customer, either temporarily discontinue or permanently terminate the furnishing of Service to Customer in whole or in part.

          12.2 DEFAULT AFFECTING C&W USA SERVICE OR NETWORK INTEGRITY. Where Customer's or End User's equipment is used with Service provided by C&W USA in violation of any of the provisions herein, C&W USA will notify Customer and take such action as is necessary for the protection of the Service for use b its other customers. Where Customer or an End User engages in a violation of the C&W USA's Acceptable Use Policy, Customer shall correct the violation immediately and shall confirm in writing to C&W USA within 72 hours that such use has ceased or that the violation has been corrected. If Customer fails to correct, C&W USA will disconnect Customer's Service, without any credit allowance, until such time as Customer compliance with the provisions hereof. C&W USA reserves the right to charge a reconnect fee for any discontinued Service that is subsequently reconnected. C&W USA RESERVES THE RIGHT TO TEMPORARILY SUSPEND OR BLOCK SERVICE TO CUSTOMER OR ANY OF ITS END USERS OR TAKE ANY OTHER STEPS THAT C&W USA DEEMS NECESSARY TO PREVENT HARM TO C&W USA AND ITS CUSTOMERS TO OTHERWISE PROTECT THE INTEGRITY OF THE C&W USA NETWORK OR AS REQUIRED BY APPLICABLE LAW OR COURT ORDER.


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

13.      GOVERNING LAW AND FORUM SELECTION

         This Agreement shall be governed by, construed under, and enforced in accordance with, the laws of the Commonwealth of Virginia, exclusive of its conflict of laws rules. Any legal action of whatever nature by or against the Parties arising out of or related in any respect to the Agreement shall be brought solely in either the United States District Court for the Eastern District of Virginia or the appropriate court of the Commonwealth of Virginia located in the jurisdiction where C&W USA has its principal place of business. Customer hereby consents to (and waives any challenge or objection to) personal jurisdiction in Virginia, and consent to legal process by mail in accordance with the provisions of Code of Virginia Annotated and the Virginia rules of procedure.

14.      MISCELLANEOUS

         In the event of a conflict between this Agreement and any applicable tariff, the tariff shall prevail. If any provision of this Agreement shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, and all contemporaneous oral agreements and understandings relating to the subject matter hereof. Neither Party shall issue a news release, public announcement, advertisement, or other form of publicity concerning the existence or the terms of this Agreement without obtaining prior written approval from the other Party. This Agreement is subject to modification by any authorized regulatory agency. C&W USA reserves the right to withhold certain End User information in compliance with foreign privacy laws. Customer may not assign this Agreement without C&W USA's prior written consent. This Agreement shall b binding on the parities hereto and their respective personal and legal representatives, successors, and permitted assigns.


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

IN WITNESS WHEREOF, C&W USA and FREEI NETWORKS, Incorporated have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Customer                                             Cable & Wireless USA, Inc.
FREEI NETWORKS, INC.
----------------------------------

BY: /S/ROBERT (BOB) MCCAUSLAND                       by: /S/TINA CORNER
   -------------------------------                       --------------------
Name: ROBERT ((BOB) MCCAUSLAND                       Name: TINA CORNER
      ----------------------------                       ---------------------
Title:  PRESIDENT/CEO                                Title:  SVP, RETAIL SALES
      ----------------------------                        ---------------------
Date:  12.23.99                                      Date:    2/3/00
      ---------------------------                         ----------------------


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



CABLE & WIRELESS
USA

                         ADDENDUM TO CUSTOMER AGREEMENT
               FOR WHOLESALE AND VIRTUAL ISP INTEGRATED SOLUTIONS
                        DIAL-UP INTERNET ACCESS SERVICES

This Addendum ("Addendum") to the Customer Agreement for Wholesale and Virtual ISP Integrated Solutions Dial-Up Internet Access Services ("Agreement") is entered into by and between Cable & Wireless USA, Inc. ("C&W USA") and FREEi NETWORKS, INC. ("Customer"). This Addendum only modifies the Agreement to the extent specifically set forth below. Any capitalized terms not specifically defined in the Addendum shall have the same meaning as defined in the Agreement. This Addendum shall be effective on the date of the last party to sign below.

The following changes are made to the Agreement:

1. SERVICE LIMITATIONS. Add the following at the end of Section 2.1.(c), Service Limitations:

     "C&W USA shall normally provide notice to Customer at least seventy-two
     (72) hours prior to performing any preventive maintenance that adversely affects Customer's use of the Service . Preventive maintenance is normally performed by C&W USA starting at 2:00 a.m. (local time/any day of the week) and all other networkwide maintenance and networkwide upgrades/optimizations are normally performed by C&W USA starting at 2:00 a.m. (Eastern Time/any day of the week)."

2. CUSTOMER REPRESENTATIVE. In the second sentence of Section 2.2.2., CUSTOMER REPRESENTATIVE, delete "hereunder" and replace it with "under this Agreement".

3.   DEPOSIT REQUIREMENTS. Add the following at the end of Section 4, Payment:

     "Customer shall pay an initial deposit amount to C&W USA of $[*]
     ("Security Deposit Amount") to be received by C&W USA within two (2) business days of receipt of notice from C&W USA of such requirement. Thereafter, C&W USA reserves the right, at any time, to require the Customer to pay additional funds. If C&W USA requires Customer to pay any additional deposit amounts in accordance with the preceding sentence, Customer shall make such a payment within two (2) business days after receipt of notice from C&W USA of such requirement. Upon the termination of the Agreement, C&W USA shall refund the then current Security Deposit Amount held by C&W USA plus accrued interest at the applicable rate set by regulation of the state in which C&W USA invoices Customer (except if Customer is in breach of the Agreement), less any outstanding amounts then owed to C&W USA by Customer under the Agreement.

     Starting with the second (2nd ) Monthly Billing Period after C&W USA first makes available the Service for registration by Customer's End User's, C&W USA shall start crediting the $[*] Security Deposit Amount to Customer's account under this Agreement in increments of $[*] each Monthly Billing Period (defined below); provided that, Customer promptly pays all invoice amounts (which are not subject to a bona fide dispute) in accordance with the payment terms of Section 4, Payment, of the Agreement."

4. TERM AND TERMINATION. Delete Section 5, Term and Termination, and replace it with the following:

"5.  TERM AND TERMINATION

     The initial Term of this Agreement shall become effective as of its effective Date and shall remain in effect for the period indicated in Exhibit A attached hereto or until terminated by either Party by providing written notice to the other Party at least thirty (30) days prior to the end of the initial Term. After the initial Term, this Agreement shall continue in effect on a month-to-month basis until either party provides the other Party written notice of termination at least thirty (30) days in advance. In the event Customer terminates this Agreement prior to the end of the initial Term or during a month-to-month period in the manner set forth above, then without limitation to any other remedy C&W USA may have, Customer will pay to C&W USA upon discontinuance of the Service the termination charge set forth on Exhibit A.

     Within ninety (90) days of the Effective Date of this Agreement ("90-Day Period"), C&W USA shall provide a web interface which enables Customer to disconnect all End Users at any point during any session established by Customer's authentication. This interface may accept as input either (i) a radius session id and NAS IP address, or (ii) an account name; but must accept at least one. The disconnect must be completed within thirty (30) seconds of sending the HTTP response header. In the event C&W USA is unable to provide the web interface referenced herein within the 90-Day Period, Customer may, by providing prior written notice to C&W USA, terminate this Agreement without incurring any liability or termination charges, except for fees for Services utilized by Customer through the effective date of such termination.

5. CREDIT. In the first sentence of Section 8, Credit, delete "24 consecutive hours in duration" and replace it with "8 consecutive hours in duration".

6. FORCE MAJEURE. Delete section 9.3., Force Majeure, and replace it with the following:

     "9.3. FORCE MAJEURE. Except for Customer's obligation to pay C&W USA for the Services, each party shall be excused from its performance under this Agreement in case of labor difficulties, governmental orders, civil commotions, acts of God, or other conditions or circumstances beyond its reasonable control. Notwithstanding the above, if C&W USA experiences a force majeure event ("Force Majeure Event") that affects its ability to provide the Services to Customer under this Agreement such that Customer cannot meet its Minimum Monthly Port Commitment (defined in Exhibit A), the Customer shall not be obligated to meet the Minimum Monthly Port Commitment applicable to the period during which the Force Majeure Event occurs and continuing until such time as the Services are restored by C&W USA.

7.   EQUIPMENT. Add the following at the end of Section 9.4., Equipment:

     "C&W USA shall make reasonable efforts to provide a reasonable prior notice to Customer for material changes that C&W USA believes may require modification and alteration of Customer's or End User's equipment or render the same obsolete or otherwise affect its performance."

8. ACCEPTABLE USE POLICY. Delete Section 1.1.1., ACCEPTABLE USE POLICY, and replace it with the following:

     "11.1 ACCEPTABLE USE POLICY. Customer agrees to abide by, and to use its best efforts to require End Users to abide by, the terms of C&W USA Internet Acceptable Use Policy, which is set forth at HTTP://WWW.CWUSA.COM/INTERNET_AUP.HTM. C&W USA shall provide a forty-eight (48) hour advance notice to Customer prior to any termination suspension of the Service due to a violation of C&W USA's Acceptable Use Policy. Notwithstanding the preceding, C&W USA may immediately terminate or suspend the Service to prevent damage to or degradation of its internet network integrity which may be caused by the Customer, End Users or anyone using Customer's access, or to comply with any law, regulation, court order, or other governmental request or order which requires immediately action."

9.   GOVERNING LAW AND FORUM SELECTION. Delete the second and third sentences of
     Section 13, Governing Law and Forum Selection, and replace it with the following:

     "Any legal action of whatever nature by or against the Parties arising out of or related in any respect to the Agreement shall be brought either in the courts of the Commonwealth of Virginia or the courts of the State of Washington. If legal action is brought in the Commonwealth of Virginia, Customer consents to legal process served by mail in accordance with the provisions of the Code of Virginia Annotated and the Virginia rules of procedure."

10. PORT AVAILABILITY. The Service shall meet an average monthly availability specification of 99.9% ("Average Monthly Port Availability Specification") based on the average monthly availability, on a 24 hours/day, 7 days/week basis, for all ports provided under this Agreement. Periods when a port is not avilable due to a cause beyond C&W USA's reasonable control or due to C&W USA performing scheduled network maintenance work or network optimizations shall be excluded when calculating the actual availability.

     If the actual monthly port availability during a particular month is less than the Average Monthly Port Availability Specification, the Customer may notify C&W USA in writing ("Port Availability Notice"). The ort Availability Notice must detail the period(s) of times during which the Service was not meeting the Average Monthly Port Availability Specification. C&W USA shall have up to thirty (3) days from its receipt of the Port Availability Notice to cure such service problem ("Cure Period"). If C&W USA does not cure such service problem (i.e., meet the Average Monthly Poet Availability Specification during the month after the Cure Period), the Customer may (as its sole an exclusive remedy) terminate the Agreement by providing five (5) business days' prior written notice of termination to C&W USA. Upon such a termination, the following shall apply:
     (a) Customer shall pay for all Service provided through the date of Service discontinuance; and (b) C&W USA shall waive the termination charge."

11.  PRICING. The following changes are made to Exhibit A, Pricing Schedule:

     a. PRICING, RAMP-UP SCHEDULE AND MINIMUM MONTHLY PORT COMMITMENT. Delete the "Pricing" portion of Section 1 and replace it with the following:

     "PRICING.

     (i) PORT PRICING. Customer shall pay C&W USA the rates per port as set forth below:

     a.   $[*] per port effective during the period starting on the date C&W
          USA first makes available the Service for registration by Customer's End Users ("Service Start Date") and ending on the date which is the earlier of either (1) the ninetieth (90th) day after the Service Start date, or (2) the date C&W USA implements the disconnect server.

     b.   $[*] per port effective at the end of the period defined in Section
          (i) a. above.

     It is acknowledged that the Customer shall be providing its own customer service, billing and fulfillment to its End Users. Therefore, the above rate applies only to internet network access and does not include any C&W USA-provided customer service, billing or fulfillment to End Users. Further, it is understood that C&W USA is only selling wholesale dial internet service originating in the U.S. Therefore, the above rates apply only to such services.

(ii) RAMP-UP SCHEDULE AND MINIMUM MONTHLY PORT COMMITMENT. The Customer must use the minimum number of ports (each, a "Minimum Monthly Port Commitment") during each of the Monthly Billing Periods as set forth below. If the Customer does not meet the Minimum Monthly Port Commitment for a particular Monthly Billing Period, for that month, the Customer shall pay C&W USA the Minimum Monthly Port Commitment applicable to that monthly Billing Period multiplied by the applicable rate per port set forth above. FOR EXAMPLE, if during the 1st Monthly Billing Period, the Customer used 9,5000 ports, the Customer shall pay C&W USA $[*] for that month (i.e.,, the Minimum
     Monthly Port Commitment for that Monthly Billing period of 10,000 ports multiplied by $[*].


     -----------------------------------------------------------------------------------------------------
                 Monthly Billing Periods                   Minimum Monthly Port Commitment for each
                                                                   Monthly Billing Period**
     -----------------------------------------------------------------------------------------------------
               1st Monthly Billing Period*                               [*] ports
     -----------------------------------------------------------------------------------------------------
               2nd Monthly Billing Period                                [*] ports
     -----------------------------------------------------------------------------------------------------
               3rd Monthly Billing Period                                [*] ports
     -----------------------------------------------------------------------------------------------------
               4th Monthly Billing Period                                [*] ports
     -----------------------------------------------------------------------------------------------------
               5th Monthly Billing Period                                [*] ports
     -----------------------------------------------------------------------------------------------------
               6th Monthly Billing Period                                [*] ports
     -----------------------------------------------------------------------------------------------------
               7th Monthly Billing Period                                [*] ports
     -----------------------------------------------------------------------------------------------------
               8th Monthly Billing Period                                [*] ports
     -----------------------------------------------------------------------------------------------------
               9th Monthly Billing Period and each monthly               40,000 ports per each
               Billing Period thereafter                                 Monthly Billing Period
     -----------------------------------------------------------------------------------------------------


     * Starting with the first full month after Service is first made available to Customer's End Users for registration."

     ** Port quantities are subject to availability to be determined by Starting with the first full month after Service is first made available to Customer's End Users for registration. If Starting with the first full month after Service is first made available to Customer's End Users for registration cannot provide port quantities during a particular Monthly Billing period which results in the Customer not being able to meet its Minimum Monthly Port Commitment that Monthly Billing Period, the Customer shall pay Starting with the first full month after Service is first made available to Customer's End Users for registration for the actual port quantity used that month and not the Minimum Monthly Port Commitment for that Monthly Billing Period.

b.   Term. Delete Section 11, Term, and replace it with the following:

     "11. This Agreement shall have an initial term of thirty-three (33) months and it shall automatically renew on a month-to-month basis thereafter until either Party terminates this Agreement as provided in Section 5."


                  FREEI NETWORKS, INC.                             Cable & Wireless USA, Inc.
                  --------------------                           -----------------------------
Signature:        /s/Robert (Bob) McCausland              Signature:       /S/TINA CORNER
                  -----------------------------                         ----------------------
Printed Name:     ROBERT ((BOB) MCCAUSLAND                Printed Name:   TINA CORNER
                  -----------------------------                         ----------------------
Title:            PRESIDENT/CEO                           Title:          SVP, RETAIL SALES
                  -----------------------------                         ----------------------
Date:             12.23.99                                Date:           2/3/00
                  -----------------------------                         ----------------------


                                  Page 3 of 3



[*] = Confidential Treatment Requested